THIRD AMENDMENT TO LEASE

1. Parties and Effective Date. This Third Amendment to Lease ("Third Amendment") is entered into effective June 3, 2011, by and between "new" POINT.360, a California corporation ("Tenant"or "Lessee"), having an address for notices at 2701 Media Drive, Los Angeles, California 90039, Attention: Chief Financial Officer, and LEAFS PROPERTIES, L. P., a Delaware limited liability company, successor-in-interest to UTFLA, LLC, a Delaware limited liability company ("Landlord"or "Lessor"), having an address for notices at 1333 Camino del Rio South, Ste. 310, San Diego, California 92108, Attention: Edward L. Goldberg, who agree as follows:

2. Recital. This Agreement is made with reference to and in contemplation of the following recital of essential facts, which constitute part of the consideration given by the parties to this Third Amendment.

2.1. Landlord's predecessor-in-interest and Tenant's predecessor-in-interest (known as "old" Point.360) entered into that certain Lease Agreement dated as of March 29, 2006 ("Lease") for Tenant's lease of certain premises located at 2701 Media Drive, Los Angeles, California, as more particularly described in the Lease ("Premises"). Landlord and Tenant amended the Lease pursuant to that Assignment and Assumption Agreement and First Amendment to Lease dated as of August 10, 2007, and that Second Amendment to Lease dated as of May 16, 2011.

2.2. Tenant currently conducts part of its business at locations other than the Premises, but is desirous of combining those business operations at the Premises. However, in order to combine its business operations at the Premises Tenant needs and has requested that Landlord provide Tenant up to $2,000,000.00 in financing for necessary additional tenant improvements at the Premises.

2.3. Landlord is willing to provide the funds for the necessary tenant improvements described in Exhibit A hereto, under the following terms and conditions.

3. Terms of Agreement. In furtherance of this Third Amendment, and in reliance on the facts and representations hereinabove set forth, Landlord and Tenant have agreed to the following in connection with Tenant's installation of additional tenant improvements at the Premises, on the terms set forth herein:

3.1. Tenant shall utilize the services of a competent and properly licensed space planner and/or architect of its choice, who shall be first approved by the Landlord, to prepare written plans and specifications detailing the proposed alterations, additions or improvements, structural changes and utility installations in or to the Premises (collectively "Improvements"). Tenant may not engage the services of any architect or contractor in connection with the Improvements without Landlord's prior written consent, which consent may be withheld in Landlord's sole but reasonable discretion. Tenant shall obtain Landlord's prior written consent to any material change in the nature or scope of the Improvements.

3.2. Tenant shall not make or install any Improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall submit to Landlord, at the time of seeking such prior written consent:

3.2.1. the names and qualifications of Tenant's chosen space planner and/or architect, and contractor, including information detailing the nature of the services to be provided by such space planner, architect and contractor, and the qualifications, financial strength, and insurance of such space planner, architect and contractor;

3.2.2. copies of all plans and specifications for the Improvements to the Premises;

3.2.3. a budget with line-item breakdown of all proposed costs and expenses for the Improvements, specifically setting forth in detail the costs for material and labor;

3.2.4. a copy of Tenant's contract with its chosen contractor; and

3.2.5. a proposed construction schedule for the installation of the Improvements.

3.3. Landlord's approval of plans, specifications and/or working drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. If in connection with the installation or construction of Improvements to the Premises, Landlord is required to comply with the Americans With Disabilities Act of 1990 and rules and regulations from time-to-time promulgated thereunder (collectively the "ADA"), Landlord may either (i) withhold consent to such Improvements, or (ii) as a condition to approval of such Improvements, require that Tenant pay for the cost of compliance with the ADA. At the Landlord's election, any cost of compliance with the ADA caused by the Improvements may become part of the TI Allowance.

3.4. All Improvements made or installed by Tenant except removable trade fixtures shall become part of the freehold and the property of Landlord. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. All Improvements shall be accomplished in a good and workmanlike manner, in compliance with all applicable laws and regulations, and diligently completed by a California licensed contractor approved by Landlord. Tenant shall provide its own trash containers for construction debris. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all permits, construction contracts, and proof of payment for all labor and materials. At all times when Tenant or its agents, contractors or employees are installing or constructing the Improvements, Tenant or Tenant's contractor shall maintain and shall supply evidence to Landlord of (i) public liability and property damage insurance on such activities with a single combined limit of Two Million Dollars ($2,000,000.00), naming the Landlord, any agents of Landlord, and any

Mortgagee designated by Landlord, as an additional insured and (ii) workers compensation insurance to cover the activities of all persons engaged in installing or constructing such Improvements.

3.5. Upon Tenant's performance as set forth herein, Landlord agrees to finance up to $2,000,000.00 for the Improvements (the "TI Allowance"), as follows:

3.5.1. The TI Allowance shall be limited to the Tenant's cost for its space planner, architect, contractor(s), permits, direct and actual cost of all labor and materials (without markup) used in the installation or construction of the Improvements or in the demolition of existing tenant improvements or fixtures at the Premises.

3.5.2. In order for Tenant to obtain payment from Landlord for the TI Allowance, Tenant shall provide Landlord with a monthly invoice, on or before the 25th day of the calendar month, signed by Tenant and its contractor attesting to the accuracy of the expenditures, and accompanied by all lien releases (including from the contractor, sub-contractors, and material suppliers) and backup documentation requested by Landlord, detailing the work performed by Tenant's contractor since the prior monthly invoice was submitted. Landlord shall pay such properly submitted invoice no later than the 10th day of the following month after receipt of such monthly invoice (along with all required lien releases and backup documentation). Notwithstanding the foregoing, Landlord may withhold from each such payment an amount equal to ten percent of all approved items specified in each invoice (the "Retention"). The Retention shall be paid in accordance with Paragraph 3.5.5, below. Landlord reserves the right to issue joint checks for any TI Allowance payment.

3.5.3. All invoices submitted by Tenant or Tenant's contractor shall be deemed to include Tenant's and its contractor's representations that, to the best of their knowledge (after due inquiry), there are no known mechanics', materialmen's or laborers' liens or claims, or any other liens or claims, legal or equitable, contractual, statutory, or otherwise, outstanding or known to exist as of the date of such invoice with respect to the Improvements; all due and payable bills with respect to the Improvements (including payments to employees, subcontractors, and others) have been paid to date or are included in the amount requested in such invoice, and there is no known basis for the filing of any mechanics', materialmen's or laborers' lien or claim. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all actions, claims, demands, expenses, and liabilities arising out of any inaccuracy in such deemed representation.

3.5.4. Landlord may withhold any portion of amounts requested in any invoice (in addition to the Retention) if Landlord reasonably determines that withholding such funds may be necessary to protect Landlord from possible loss because of any of the following: (i) any defective Improvements which have not been corrected; (ii) any third party claim which has been filed or reasonable evidence indicating that the filing of such a claim is likely; (iii) any failure by Tenant or its contractor to make payments properly to the contractor or subcontractors for any labor, materials, or equipment relating to the Improvements; (iv) reasonable evidence that the Improvements will not be completed prior to the scheduled completion date; (v) any default by Tenant under the Lease or this Third Amendment; or (vi) Tenant's repeated failure to install or construct the

Improvements in accordance with the approved plans and specifications and this Third Amendment. Landlord may not be deemed to be in default by reason of withholding any payment pursuant to this paragraph.

3.5.5. Tenant shall apply for the final installment of the TI Allowance by (a) certifying that all of the Improvements have been completed in accordance herewith, (b) providing Landlord with unconditional lien releases with respect to all portions of the Improvements (or an equivalent release of claims against Landlord and the Premises, acceptable to Landlord), and (c) representing to Landlord that there are no mechanics', materialmen's, or laborers' liens or claims, or any other liens or claims, legal or equitable, contractual, statutory, or otherwise, outstanding or known to exist relative to the Premises. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all actions, claims, demands, expenses, and liabilities arising out of any inaccuracy in such representation. Promptly after receipt of all documentation assuring Tenant's compliance with the obligations of this paragraph, Landlord shall pay Tenant the final installment of the TI Allowance and the Retention upon Landlord's determination, in Landlord's reasonable discretion, that the Improvements have been satisfactorily completed and that Tenant and its contractor have released and discharged Landlord from all claims and liens that may have accrued and/or arisen.

3.5.6. No payment of any portion of the TI Allowance will waive any responsibility of Tenant or constitute an acceptance of any defectively provided, installed or constructed Improvements; nor will any such payment constitute a waiver of any claim Landlord may have for breach of this Third Amendment by Tenant or for any defect or deficiency in the Improvements.

3.5.7. Tenant shall provide and pay for, and cause its contractor to pay for, all labor and materials necessary for the performance and completion of the Improvements.

3.5.8. The total amount of the TI Allowance shall not exceed $2,000,000.00, which shall include (i) a fee equal to one percentage point of the Tenant's cost of the Improvements, (ii) all costs incurred by Landlord (including architect's and/or engineers' fees) in approving Tenant's plans for Improvements, and (iii) all other costs incurred by Landlord in connection with this Third Amendment. Landlord shall not be obligated to pay Tenant that portion of the unused TI Allowance if the total amount of the TI Allowance relating to the installation or construction of the Improvements, including the Landlord's fees and costs as provided in this paragraph, is less than $2,000,000.00. If the final, total TI Allowance is less than $2,000,000.00, Landlord will promptly reduce the additional monthly Rent provided in paragraph 3.8 by an amount to be mutually agreed upon with Tenant. Such reduction shall be prorated so that the overall reduction is proportionate to the unused portion of the $2,000,000.00 TI Allowance. Under no circumstances will the total amount of the TI Allowance for which the Landlord is responsible exceed $2,000,000.00, including the Landlord's fees and costs as provided in this paragraph 3.5.8.

3.6. Tenant warrants that all Improvements furnished or installed by Tenant or its contractor(s) under this Third Amendment shall be of first-class quality, complete, free

from error, and in strict conformance with any Landlord-approved plans and specifications. Tenant agrees to correct all Improvements performed by it (or on its behalf) under this Third Amendment that do not meet the foregoing requirements. If Landlord determines that any portion of the Improvements in its reasonable opinion do not meet the foregoing requirements, Tenant or its contractor shall immediately, following receipt of notice thereof, remedy such deficiency to Landlord's complete satisfaction. Tenant's obligations under this paragraph 3.6 will survive the acceptance of the Improvements. Nothing in this paragraph may be deemed to be a waiver of any of Landlord's rights under any law or statute relating to the Improvements.

3.7. For purposes of this Third Amendment, the term "Final Completion" means that point in time when the Improvements have been fully installed or constructed in accordance with this Third Amendment, including the performance of all remaining minor matters to be completed following Substantial Completion. For purposes of this Third Amendment, the term "Substantial Completion" means that point in time when Landlord has determined, in Landlord's sole reasonable discretion, that the Improvements are sufficiently complete in accordance with the Landlord-approved plans and specifications and the requirements of this Third Amendment, such that the only remaining work is minor in nature. Moreover, Substantial Completion is not achieved unless and until Tenant and its contractor certifies and warrants, in writing, that all remaining Improvements will be completed within 30 calendar days after the date of Substantial Completion.

3.8. Tenant agrees that the racking system installed at the Premises, which includes the elevator and its assembly (collectively, "Racking System"), are fixtures that became the property of the Landlord when they were installed. Any portion of the Racking System that is removed in order to install or construct the Improvements ("Removed Items") remains the property of the Landlord. Within ten business days after Tenant removes the Removed Items or it receives an offer to purchase the Removed Items, which ever is sooner, Tenant shall notify Landlord in writing of what Tenant intends to do with the Removed Items. If Tenant has received an offer to purchase the Removed Items from a third party, Tenant shall notify Landlord in writing of the terms of such offer. After Landlord's receipt of all information from Tenant regarding the disposition of the Removed Items, Landlord may elect to permit Tenant to sell the Removed Items with the proceeds of such sale being paid to Landlord, or Landlord may elect to take possession of the Removed Items and dispose of them as it sees fit, or it may allow Tenant to dispose of the Removed Items at Tenant's sole cost and expense. Landlord will notify Tenant in writing of Landlord's election within ten business days after fully receiving the required information from Tenant.

3.9. In exchange for Landlord's financing the TI Allowance as set forth herein, Tenant shall pay to Landlord <u>and</u> SEA Financial, Inc. Additional Rent without deduction or offset, as follows:

3.9.1. Beginning July 1, 2011 and payable on the first of each succeeding month through March 31, 2012, $14,167.00 per month.

3.9.2. Beginning April 1, 2012, and payable each succeeding month through March 31, 2021, $26,700.00 per month.

3.10. Time is of the essence with regard to Tenant's additional obligations under this Third Amendment, including its obligation to pay additional Rent as provided herein.

3.11. Tenant shall defend (with counsel approved by Landlord), indemnify, and hold harmless Landlord, and its respective employees, officers, directors, shareholders, employees, and affiliated entities against all claims, demands, actions, liabilities, and expenses, including without limitation, reasonable costs of defense and expert witness fees, arising out of or relating to, the Improvements and the actions of Tenant's contractors and their agents, employees, independent contractors, subcontractors (at every tier), and representatives, excepting only such claims, demands, actions, liabilities, and expenses caused by the Landlord's intentional misconduct or gross negligence.

3.12. The Improvements to the Premises are intended to house Tenant's corporate office and portions of its post-production business, in addition to any other uses specifically allowed under the Lease and any amendments thereto. Tenant will provide to Landlord the plans and specifications for the Improvements under separate cover, which when approved by the Landlord shall constitute Exhibit A to and shall become part of this Third Amendment.

3.13. Except as expressly set forth in this Third Amendment, nothing contained herein shall otherwise modify the provisions of the Lease, including all amendments thereto preceding this Third Amendment, which remains in full force and effect, and each party to the Lease remains obligated to perform its obligations as set forth in the Lease, as amended.

4. Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. This Third Amendment may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Third Amendment. Facsimile signatures will have the same force and effect as original signatures.

5. Integrated Agreement. This Third Amendment and the Lease as previously amended, including the attached exhibits, represents the entire and integrated agreement between Landlord and Tenant regarding the matters set forth herein, and supersedes all prior negotiations, representations or agreements, either written or oral. The parties may amend this Third Amendment only by a written instrument signed by both Landlord and Tenant.

6. Joint Drafting. Notwithstanding any contrary rule of construction, this Third Amendment shall not be interpreted for or against either party because of that party or its counsel having drafted the Third Amendment. Both parties to this Third Amendment acknowledge having had input in the drafting of this Third Amendment.

7. No Agency. Nothing in this Third Amendment shall be construed to create a partnership, joint venture, or other business entity between the parties. The parties do not intend to create any agency or employer-employee relationship, the parties agreeing that each party is an independent contractor.

8. Further Assurances. The parties shall promptly execute any and all instruments and documents and take all Actions as may be reasonably required to effectuate this Third Amendment.

Landlord/Lessor:

LEAFS Properties, L.P.,
a California limited partnership

By: LEAFS Assets, LLC
a California limited liability company

Its: General Partner

By: [signature]
Frank M. Goldberg

STATE OF CALIFORNIA)
COUNTY OF SAN DIEGO) ss

On June 9, 2011 before me, Bridget G. Kotz, the undersigned Notary Public in and for said County and State, personally appeared Frank M. Goldberg, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[signature]
[Notary's signature]

BRIDGET G. KOTZ
COMM. #1828022
NOTARY PUBLIC • CALIFORNIA
SAN DIEGO COUNTY
Comm. Exp. DEC. 31, 2012

[signatures continued on next page]

Tenant/Lessee: POINT. 360,
a California corporation

By: Alan Steel
Its: CFO

STATE OF CALIFORNIA)
COUNTY OF LOS ANGELES) ss

On June 7, 2011 before me, Lois D. Rohletter, the undersigned Notary Public in and for said County and State, personally appeared Alan Steel, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Notary's signature]

LOIS D ROHLETTER
Commission # 1923231
Notary Public - California
Los Angeles County
My Comm. Expires Jan 27, 2015

Exhibit A
Plans & Specifications for the Improvements